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                                                            EXHIBIT 99.B5(v)(ii)


                         FORM OF SUB-ADVISORY CONTRACT
                             Index Allocation Fund
                                a portfolio of
                            STAGECOACH FUNDS, INC.
                               111 Center Street
                          Little Rock, Arkansas 72201

                             December ____ , 1997

Barclays Global Fund Advisors
45 Fremont Street
San Francisco, California 94105

Dear Sirs:

          This will confirm the agreement by and among Wells Fargo Bank, N.A. (the "Adviser"), Stagecoach Funds, Inc. (the "Company"), on behalf of the Index Allocation Fund (the "Fund"), and Barclays Global Fund Advisors (the "Sub-Adviser") as follows:

          1. The Company is a registered open-end management investment company currently consisting of a number of investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios. The Company proposes to engage in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objective and restrictions specified in the Company's currently effective Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Company under the Investment Company Act of 1940 (the "Act") and the Securities Act of 1933. Copies of the Registration Statement have been furnished to the Sub-Adviser. Any amendments to the Registration Statement shall be furnished to the Sub-Adviser promptly.

          2. The Company has engaged the Adviser to manage the investing and reinvesting of the assets of the Fund and to provide the advisory services specified elsewhere in the Investment Advisory Contract between the Company and the Adviser, subject to the overall supervision of the Board of Directors of the Company. Pursuant to an administration agreement between the Company, on behalf of the Fund, and the Advisor, and a co-administration agreement between the Company, on behalf of the Fund, and Stephens Inc. (the "Administrators"), the Company has engaged the Administrators to provide the administrative services specified therein.

          3. (a) The Adviser hereby employs the Sub-Adviser to perform for the Fund certain advisory services and the Sub-Adviser hereby accepts such employment. The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches to be followed by the Sub-Adviser, subject, in all respects, to the supervision and direction of the Company's Board of Directors and subject to compliance with the investment objectives, policies and restrictions set forth in the Registration Statement.

              (b) Subject to the overall supervision and control of the Adviser and the Company, the Sub-Adviser shall be responsible for investing and reinvesting the Fund's assets in a manner consistent with
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the investment strategies and approaches referenced in subparagraph (a) above.
In this regard, the Sub-Adviser, in accordance with the investment objectives, policies and restrictions set forth in the Registration Statement, the Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, shall be responsible for implementing and monitoring the performance of the investment model employed with respect to the Fund and shall furnish to the Adviser periodic reports on the investment activity and performance of the Fund. The Sub-Adviser shall also furnish such additional reports and information as the Adviser and the Company's Board of Directors and officers shall reasonably request.

              (c) The Sub-Adviser shall, at its expense, employ or associate with itself such persons as the Sub-Adviser believes appropriate to assist it in performing its obligations under this contract.

          4. The Adviser shall be responsible for the fees paid to the Sub-Adviser for its services hereunder. The Sub-Adviser agrees that it shall have no claim against the Company or the Fund respecting compensation under this contract. In consideration of the services to be rendered by the Sub-Adviser under this contract, the Adviser shall pay the Sub-Adviser a fee on the first business day of each calendar month, at the annual rate of 0.20% of the average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Registration Statement for determining net asset value per share) of the Fund's net assets during the preceding month. The Sub-Adviser will also receive an annual fee from the Adviser of $60,000 payable in monthly installments. If the fee payable to the Sub-Adviser pursuant to this Paragraph 4 begins to accrue on a day after the first day of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of that month to the termination date, shall be prorated according to the proportion that such period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fee, the value of the Fund's net assets shall be computed in the manner specified in the Registration Statement and the Company's Articles of Incorporation for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of Fund shares.

          5. The Sub-Adviser shall give the Company the benefit of the Sub-Adviser's best judgment and efforts in rendering services under this contract. As consideration and as an inducement to the Sub-Adviser's undertaking to render these services, the Company and the Adviser agree that the Sub-Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Company or its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties under this contract or by reason of reckless disregard of its obligations and duties hereunder.

          6. This contract shall become effective as of its execution date and shall thereafter continue in effect, provided that this contract shall continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called specifically for the purpose of continuing this Sub-Advisory Contract, of a majority of the Company's Directors who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated, upon 60 days' written notice to the Sub-Adviser, by the Company, without the payment of any penalty, by a vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Company's entire Board of Directors. The Sub-Adviser may terminate this contract on 60 days' written

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notice to the Company. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

          7. Except to the extent necessary to perform the Sub-Adviser's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

          8. The Sub-Adviser and the Company each agree that the words "Stagecoach," which comprise a component of the Company's name, is a property right of the parent of the Adviser. The Company agrees and consents that: (i) it will use the words "Stagecoach" as a component of its corporate name, the name of any class, or both and for no other purpose; (ii) it will not grant to any third party the right to use the words "Stagecoach" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Stagecoach," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any class, the Company shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Stagecoach" and following such change, shall not use the words "Stagecoach," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its directors, officers, and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

          9. This contract shall be governed by and construed in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof.

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          If the foregoing correctly sets forth the agreement between the
Company, the Adviser and the Sub-Adviser, please so indicate by signing and returning to the Company the enclosed copy hereof.

                              Very truly yours,

                              WELLS FARGO BANK, N.A.

                              By:
                                 --------------------
                              Name:
                                   ------------------
                              Title:
                                    -----------------


ACCEPTED as of the date
set forth above:

STAGECOACH FUNDS, INC.
on behalf of the Index Allocation Fund

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


BARCLAYS GLOBAL FUND ADVISORS

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

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